UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2026

SATELLOGIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41247	98-1845974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 Delburg Street
Davidson, NC 28036
(Address of Principal Executive Offices, and Zip Code)
(704) 802-2041
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SATL	The Nasdaq Capital Market
Warrants	SATLW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Satellogic Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2026 (the “Original Report”), which reported the appointment of Dustin Greer as the Company’s Interim Chief Financial Officer (“Interim CFO”). This Amendment is being filed pursuant to Instruction 2 to Item 5.02 of Form 8-K solely to disclose Mr. Greer’s compensation in connection with his appointment as Interim CFO, which had not been determined at the time of the Original Report. Except as set forth herein, this Amendment does not amend the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2026, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved a one-time cash bonus of $150,000 for Mr. Greer in connection with his appointment as Interim CFO (the “Interim CFO Bonus”). The Interim CFO Bonus will be paid, less applicable taxes and withholdings, at the same time 2026 annual performance bonuses are paid to the Company’s executive officers, and is subject to adjustment by the Board, in its discretion, in connection with its approval of 2026 executive officer performance bonuses. The Interim CFO Bonus is subject to the Company’s compensation recovery policy, to the extent applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2026

SATELLOGIC INC.

By:	/s/ Noah S. Benz
Name:	Noah S. Benz
Title:	Senior Vice President & General Counsel